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                                                                    EXHIBIT 10.7



                          DIGITALTHINK COURSE AGREEMENT

     WHEREAS, KPMG ("Sponsor"), with a principal place of business at Three Chestnut Ridge Road, Montvale, NJ 07645, desires to secure online training services for its, and its affiliate's employees, customers, and/or other business partners; and

     WHEREAS, DIGITALTHINK ("DigitalThink") with a principal office at 1000 Brannan Street, Suite 501, San Francisco, CA 94103, desires to provide such training services for Sponsor;

NOW, therefore, the parties agree as follows:

1.   SERVICES:

     a) DigitalThink shall perform for Sponsor the custom course services (the "Services") relating to project management, development of course content, production of courseware, and delivery of the online courses via the Internet as specified in one or more Attachments to this Agreement (in the form of Arrangement Letters signed by both parties), each of which will be attached hereto and made a part hereof. In the event of a conflict between any term of this Agreement and an Attachment, the terms of the relevant Attachment shall prevail.

     b) Changes within the scope of the Services shall be made only in writing executed by authorized representatives of both parties. DigitalThink shall have no obligation to commence work in connection with any change until the fee and/or schedule impact of the change is agreed upon by the parties in writing.

2. TERM OF AGREEMENT: The Effective Date of this Agreement shall be August 9, 1999, regardless of the date of execution hereof, and shall continue until August 9, 2000.

3.   COMPENSATION:

     a) Sponsor shall pay DigitalThink for the Services as defined in the applicable Attachments.

     b) Sponsor shall pay the amounts payable to DigitalThink hereunder within 30 days of the receipt of invoices submitted by DigitalThink.

     c) DigitalThink shall be reimbursed by Sponsor for all reasonable travel and lodging expenses incurred by DigitalThink in accordance with Sponsor's travel expense guidelines for travel to Sponsor's premises in support of the Services.

4.   RESPONSIBILITIES:

     The Courses to be developed shall be defined in the applicable Attachments. Course development includes all work required to create and build the courses, while Course delivery includes all work and services required for delivery via the Web.

     DigitalThink's product development responsibilities shall be:

          a)   Provide project management resources.

          b)   Assist in the creation of the instructional plan and course outline.
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          c)   Provide guidance to Sponsor's content expert and review content as part of the course creation process.

          d) Produce the Course and prepare it for online delivery via the DigitalThink system. Course production includes page layout and text formatting of the course content in a form suitable for delivery on the DigitalThink online system; creation of artwork and graphics for the Course; creation and implementation of interactive Java applets and learning tools; incorporation and production of audio clips; and, editing and proofing of all course content.

          DigitalThink's product delivery and maintenance responsibilities shall be:

          a) Course delivery of each course for the duration defined in the appropriate Attachment. At the end of the defined duration, Sponsor may extend the delivery of such course subject to a minimum yearly maintenance fee defined in the appropriate service level agreement attachment. This fee provides for ongoing hosting, delivery, technical support, and help desk services from DigitalThink. This fee does not provide for the ongoing revision and maintenance of the courseware which shall be defined in separate product development agreements and attached to this Agreement.

          b) For custom courses, quarterly maintenance of course content up to a total of 15 development hours per course per quarter.

          c)   E-mail based technical support (help desk) for Sponsor's students

Sponsor's responsibilities shall be:

          a) Identify the Content Expert(s) prior to the formal start of the project and provide this person(s) as a resource for creating course content. Sponsor's Content Expert(s) shall function as the primary course content author for the Course and shall be solely responsible for the veracity and relevance of the Course content.

          b) Design the Course syllabus and outline detailing lessons, quizzes, exercises, projects, diagrams, and interactive elements.

          c) Create the Course content. Content must be provided to DigitalThink in the form of an electronic ASCII text file.

          d) Provide Sponsor's logo and web-site graphics either in the form of electronic files or style guides from which DigitalThink can recreate sponsor's corporate look and feel.

          e)   Provide sufficient project management and timely decisions.

          f) Provide beta testers to act as "trial students" and provide feedback as required to DigitalThink.

          g)   Provide qualified and continuous tutor support for the Course.

          DigitalThink makes no representation as to how many work hours will be required to prepare the Course content, but will make every effort to aid and direct the Sponsor's content expert(s) during the project. Sponsor's content expert(s) should be familiar with instructional materials preparation and be capable of creating a course syllabus and structured course content in the form of text-based lessons, quizzes, and exercises.

5. WARRANTIES AND INDEMNITIES:

          a) Warranties by Sponsor. Sponsor represents and warrants that (i) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; and (ii) the making of this Agreement by it does not violate any agreement existing between Sponsor and any other party.

          b) Warranties by DigitalThink. DigitalThink represents and warrants that (i) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; and (ii) the

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               making of this Agreement by it does not violate any agreement existing between DigitalThink and any other party.

          c) Indemnification By Sponsor. Sponsor agrees to, and shall, indemnify, defend and hold harmless DigitalThink and its directors, shareholders, officers, agents, employees, successors and assigns from and against any and all claims, demand, suits, and actions by Sponsor's employees, customer, and/or other business partners performing under this Agreement at the request of Sponsor, and against all resulting judgments, damages, costs, losses, expenses and other liabilities arising from, in connection with or related in any way to , directly or indirectly, (i) any breach or alleged breach of any of the representations, warranties or agreements made by Sponsor under this Agreement; or (ii) the negligence or willful misconduct of Sponsor. DigitalThink shall promptly notify Sponsor of any such claim. Sponsor shall bear responsibility for the defense (including any settlement) only up to an amount equivalent to the total monetary amount of revenues paid to Sponsor by DigitalThink and DigitalThink shall bear responsibility for any additional like responsibility; provided however, that (1) Sponsor shall keep DigitalThink informed of, and consult with DigitalThink in connection with the progress of such litigation or settlement; and (2) Sponsor shall not have any right, without DigitalThink's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of DigitalThink.

          d) Indemnification By DigitalThink. DigitalThink agrees to, and shall, indemnify, defend and hold harmless Sponsor, and its directors, shareholders, officers, agents, employees, successors and assigns from and against any and all claims, demands, suits, actions, judgments, damages, costs, losses, expenses and other liabilities arising from, in connection with or related in any way to, directly or indirectly, (i) DigitalThink's use of rights lawfully conferred by the Sponsor to DigitalThink by the authority of this Agreement; (ii) any breach or alleged breach of any of the representations, warranties or agreements made by DigitalThink under this Agreement; or (iii) the negligence or willful misconduct of DigitalThink. Sponsor shall promptly notify DigitalThink of any such claim. DigitalThink shall bear full responsibility for the defense (including any settlements); provided however, that (1) DigitalThink shall keep Sponsor informed of, and consult with Sponsor in connection with, the progress of such litigation or settlement; and (2) DigitalThink shall not have any right, without Sponsor's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Sponsor.

          e) DigitalThink represents and warrants that the Services do not and will not violate or infringe any patent, trademark, trade secret, copyright or similar right. DigitalThink agrees to indemnify and hold Sponsor harmless from and against (i) any and all suits, claims, losses, damages, judgments, costs and expenses which Sponsor may sustain for copyright, trademark, trade secret, patent or other proprietary right infringement claims, or as a result of the failure of DigitalThink's title to or right to use the Services, and (ii) any and all costs and expenses of any nature whatsoever, incurred by Sponsor in the investigation of copyright, trademark, trade secret, patent or other proprietary right infringement claims, in the preparation of a defense against same, and/or in settlement thereof, provided that the obligations of DigitalThink under this Section are conditioned upon its being given (i) prompt notice of each such claim received in writing by Sponsor and (ii) the right to control and direct the investigation, defense and settlement of each such claim.

          f) DigitalThink represents, warrants and covenants that the Services shall not contain any computer code (i) intentionally designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetic disruptions or distortions, the operation of the Services, or any other associated software, firmware, hardware, computer systems or network (sometimes referred to as "viruses" or "worms"), (ii) that would

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               disable the Services or impair in any way its operation based on the elapsing of a period of time, exceeding an authorized number of copies, advancement to a particular date or other numeral (sometimes referred to as "time bombs", "time locks", or "drop dead" devices) or (iii) that would permit DigitalThink to access the Services to cause such disablement or impairment (sometimes referred to as "traps", "access codes" or "trap door" devices), or any other similar harmful, malicious or hidden procedures, routines or mechanisms which would cause such programs to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations (collectively "Destructive Elements").

6. COPYRIGHTS/OWNERSHIP:

          a) Sponsor shall own the copyright to the Course Materials derived from Sponsor's Work. DigitalThink shall include in the Course distributed hereunder a copyright notice with respect to the Work (original Course Materials and all subsequent updates to Course Materials relating to this Agreement) in Sponsor's name in accordance with the United States Copyright Act and the Universal Copyright Convention, as amended. (References to copyright in this Agreement shall include any amendment subsequent to the date hereof to the United States Copyright Act, the copyright laws of other countries in the Territory, and international copyright conventions.)

          b) Sponsor shall own the copyright to any text, graphics, or media supplied to DigitalThink for use in the Course, and may reuse it in forms other than on-line delivery. DigitalThink may not reuse content or media provided by Sponsor without advanced written permission.

          c) Any contents of the Course, other than the Course Materials derived from Sponsor's Work, that DigitalThink furnishes at its own expense (with Sponsor's approval), or any other art, designs, photographs or text other than the Course Materials derived from the Sponsor's Work, may be treated as a separate copyrighted work, if Sponsor deems it appropriate. Such approval will not to be unreasonably withheld.

          d) DigitalThink shall retain ownership of all proprietary technology used in the development, delivery, or administration of the Course Materials, including all text, graphics, and interactive course elements previously in existence, or created to support the online functionality of the Course or DigitalThink's delivery system (for example: instructions on how to use the DigitalThink graphic user interface, move from screen to screen, or take tests).

          e) Nothing herein, nor the exercise of any rights granted Sponsor hereunder, conveys to Sponsor, except as is set forth above, any Intellectual Property Rights or any other right, interest or title to DigitalThink's web-based delivery system and technology. Sponsor agrees that it shall not at any time assert or claim any interest in, or do anything that may adversely affect the validity or enforceability of, any Intellectual Property Right belonging to or licensed by DigitalThink. Sponsor acknowledges and agrees that DigitalThink is the creator and author of the delivery technology and all Intellectual Property Rights and every other right, interest and title therein, including without limitation the copyrights (and all renewals and extension thereof) in and to each of the foregoing, are and shall be the property of DigitalThink.

7. USE OF SPONSOR'S NAME: DigitalThink shall not furnish the name of Sponsor or any subsidiary or affiliate thereof (including, but not limited to, KPMG or any subsidiary or affiliate thereof in any advertising or promotional materials without the prior written consent of Sponsor or the subsidiary or affiliate whose name DigitalThink desires to furnish or utilize.


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8.   COMMUNICATION AND ADMINISTRATION For and on behalf of DigitalThink and
     Sponsor, the persons designated below shall have cognizance of the services provided pursuant to this Agreement, and liaison and general administration of the Agreement for DigitalThink and Sponsor shall be through them. All documents required hereunder shall be sent directly to these individuals:

         If to Sponsor:                         If to DigitalThink:
         -------------                          ------------------
         KPMG                                   1000 Brannan Street, Suite 501
         Three Chestnut Ridge Road              San Francisco, CA 94103
         Montvale, NJ  07645                    Attn:  Nancy Levine
         Attn:  Douglas Stefanko

9. CONFLICTING AGREEMENT: DigitalThink warrants that it is not a party to any other existing agreement which would prevent DigitalThink from entering into this Agreement or which would adversely affect this Agreement.

10. INDEPENDENT CONTRACTOR: It is understood and agreed that DigitalThink shall be acting as an independent contractor and not as an agent or employee of Sponsor. Accordingly, DigitalThink assumes all risks and hazards encountered in its performance Agreement, and further DigitalThink shall be solely responsible for all injuries, including death, to all persons and all loss or damage to property which are attributed to DigitalThink performance under this Agreement or that of any agent, employee or subcontractor engaged by DigitalThink.

11. TERMINATION: Either party may terminate this Agreement at any time upon seven (7) working days' written notice prior to completion of last phase, i.e. "live" launch on the Internet, subject to:

     Cause:

          1. In the event Sponsor terminates this Agreement due to DigitalThink's material breach of its obligations stated in the Agreement after Sponsor has given written notice of such breach and allowed DigitalThink thirty (30) days to cure, DigitalThink liability shall be limited to the payment made to such termination date.

          2. In the event DigitalThink terminates this Agreement due to Sponsor's material breach of its obligation stated in this Agreement after DigitalThink has given written notice of such breach and allowed Sponsor thirty (30) days to cure, Sponsor shall be liable for the sum total of the agreement amounts per course as defined in the attached Arrangement Letters.

     Without Cause:

          1. In the event Sponsor terminates this Agreement without cause, Sponsor will pay DigitalThink the full agreement amounts per course as defined in the attached Arrangement Letters.

          2. In the event DigitalThink terminates this Agreement without cause, DigitalThink will refund all funds paid by Sponsor for services render under this Agreement.

12. MODIFICATION: Sponsor may request DigitalThink to provide additional services in writing at any time during the duration of this Agreement. This Agreement and any attachment hereto shall be modified only by an instrument in writing and signed by duly authorized representatives of the parties.

13. TAXES: DigitalThink shall be solely responsible for payment of all taxes which arise in connection with its business activities in performing services for Sponsor.


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14.  INSURANCE: DigitalThink shall be solely responsible for all personal injury and property damage caused by DigitalThink's negligent or improper actions while performing services for Sponsor, and DigitalThink agrees to maintain general liability insurance coverage, including automobile insurance coverage, adequate to cover this potential liability.

15. RELEASE OF INFORMATION: DigitalThink, using utmost care, shall hold in trust for Sponsor and shall not use or disclose to any other party any confidential information (as such term is hereinafter defined) which may be disclosed to DigitalThink by Sponsor in connection with performance under this Agreement by DigitalThink. As used herein, the term "confidential information" means information concerning any Sponsor business strategy, process, or proprietary intellectual property, or any information which relates to this Agreement or the subject matter of any Sponsor service order issued to DigitalThink, internal controls, computer or data processing programs, electronic data processing applications, routines, subroutines, techniques or Services, or information concerning the business or financial affairs and methods of operation or proposed methods of operation, accounts, transactions, proposed transactions or security procedures of either Sponsor, any affiliate of Sponsor, or any client, customer or vendor of Sponsor, except such information which is in the public domain at the time of its disclosure to DigitalThink. DigitalThink agrees that it shall include and enforce such provisions in contracts of employment of individuals engaged in performance under this Agreement as shall be necessary to ensure the non-disclosure of confidential information by such individuals.

16. FORCE MAJEURE: The failure of DigitalThink to offer the Course or otherwise perform its obligations under this Agreement shall not be deemed to be a violation of this Agreement nor give rise to any right of termination or reversion if such failure arises from a "force majeure." DigitalThink's time to perform its obligations shall be extended for a period equal to the period of delay caused by the force majeure. For purposes of this Agreement, "force majeure" includes, without limitation, acts of God, fires, national disasters, restrictions of governmental agencies, labor disputes, or any other circumstances beyond DigitalThink's reasonable control.

17. BANKRUPTCY: In the event that DigitalThink (a) files a petition in bankruptcy, or (b) is adjudicated bankrupt by a court of competent jurisdiction; or (c) completely liquidates its business, this Agreement shall terminate automatically, and all rights granted to DigitalThink herein shall revert to Sponsor.

18. GOVERNING LAW: This Agreement shall in all respects be governed by and interpreted in accordance with the substantive laws of the State of California (without regard to choice of law rules). The parties agree that any dispute arising under this Agreement will be resolved in the state or federal courts within the City and County of San Francisco, and Sponsor and DigitalThink expressly consents to jurisdiction therein.

19. ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and, subject as follows, assigns of Sponsor and the successors and, subject as follows, assigns of DigitalThink. Neither DigitalThink nor Sponsor may assign or transfer this Agreement without the prior written approval of the other party. The sale of substantially all of the assets of a party, or its acquisition by or merger into another company, shall not be deemed an assignment of this Agreement by that party, nor shall an assignment to a parent company or any subsidiary or affiliate be deemed such an assignment. Any assignment in violation of this Section shall be void. DigitalThink agrees not to sub-license or otherwise confer any rights secured by authority of this Agreement from the Sponsor, to any nonparty to this Agreement, except where DigitalThink is acquired by another company as set forth above, without the express written consent of Sponsor.

20. HEADINGS: The headings in this Agreement are for convenience only and are without substantive effect.

21. NOTICES: Except as set forth in section 3, all notices, payments, demands or consents required or permitted by this Agreement shall be in writing. Notice may be served by hand delivery, by registered or express or

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     certified mail, return receipt requested, postage prepaid; or by nationally-recognized private express courier (e.g. DHL, Federal Express, etc.) or by facsimile to either party at the address first listed above, or to such other addresses of which either party may so notify the other. Notices will be deemed given when received.

22. SEVERABILITY: If any restriction, covenant or provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void as going beyond what is reasonable in all the circumstances for the protection of the interest of the party seeking to enforce such restriction, covenant or provision, such restriction, covenant or provision shall apply with such modifications as may be necessary to make it valid and effective. In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

23. ENTIRE UNDERSTANDING: This Agreement, including all Product Development Arrangements and Service Level Agreements attached hereunder, contains the entire understanding of Sponsor and DigitalThink and supersedes all prior and contemporaneous negotiations, understandings and agreements between them concerning the Work. No waiver or modification of any of the terms hereof shall be valid unless made in writing and signed by both parties. No waiver of any breach shall be deemed a waiver of any subsequent breach.

24. SURVIVABILITY: The terms and conditions of Sections 5, 6, 7, 10, 15 and 18 shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                       CLIENT NAME

                                       KPMG

                                       By: /s/ DOUGLAS STEFANCO
                                           -------------------------------------

                                       Its:
                                           -------------------------------------

                                       Date: 8/19/99
                                           -------------------------------------


                                       DIGITALTHINK, INC.

                                       By: /s/ NANCY R. LEVINE
                                           -------------------------------------

                                       Its: Business Line Manager
                                           -------------------------------------

                                       Date: 8/19/99
                                           -------------------------------------


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